                                                                                                        EXHIBIT 1.1
                                                                                                     EXECUTION COPY

                                                   $100,000,000

                                            O'SULLIVAN INDUSTRIES, INC.

                                       10.63% Senior Secured Notes due 2008

                                                PURCHASE AGREEMENT

                                                                                        September 25, 2003

CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

         1.  Introductory.   O'Sullivan  Industries,  Inc.,  a  Delaware  corporation  (the  "Company"),  proposes, subject  to the terms and  conditions  stated  herein,  to issue and sell to Credit  Suisse  First  Boston LLC (the
"Initial  Purchaser")  U.S.$100,000,000  principal amount of its 10.63% Senior Secured Notes due 2008 (the "Notes")
to be issued under an indenture to be dated as of September 29, 2003 (the  "Indenture"),  between the Company,  the
Guarantors (as defined below) and The Bank of New York, as trustee (the  "Trustee"),  on a private  placement basis pursuant  to an  exemption  under  Section 4(2)  of the United  States  Securities  Act of 1933,  as  amended  (the
"Securities Act").

         The  Company's  obligations  under the Notes,  including  the due and punctual  payment of interest on the
Notes, will be unconditionally  guaranteed (the "Guarantees") by O'Sullivan  Industries Holdings,  Inc., a Delaware
corporation ("Parent"),  and O'Sullivan Industries - Virginia,  Inc., a Virginia corporation,  O'Sullivan Furniture
Factory Outlet,  Inc., a Missouri  corporation,  and each of the Company's future domestic restricted  subsidiaries
(the "Subsidiary  Guarantors"  and,  together with Parent,  the  "Guarantors").  As used herein,  the term "Offered
Securities"  shall mean the Notes and the  Guarantees  thereof by the  Guarantors,  unless  the  context  otherwise requires.

         The Offered  Securities will be secured by (a) a first-priority  lien on all property and assets now owned or hereafter  acquired by the Company and the Guarantors  (including the capital stock of the Company),  other than
Credit  Agreement  Priority Lien  Collateral (as defined  below),  capital stock of the  Subsidiary  Guarantors and
Excluded  Assets (as defined in the  Indenture)(the  "Note Priority Lien  Collateral"),  and (b) a  second-priority lien on all accounts receivable,  inventory,  deposit accounts (except any Asset Sales Proceeds Account (as defined in the  Indenture))  and  proceeds  thereof at any time owned or  acquired by the  Company or any  Guarantor,  (the
"Credit  Agreement  Priority  Lien  Collateral"  and,  together  with  the  Note  Priority  Lien  Collateral,   the
"Collateral").  The  Collateral  securing  the Offered  Securities  will be governed by the  Indenture,  a security agreement to be dated  September 29, 2003 (the  "Security  Agreement"),  by the Company and the Guarantors in favor of the Trustee, an intercreditor agreement to be dated September 29, 2003 (the "Intercreditor  Agreement"),  by and
among the Company, the Guarantors,  the Trustee and General Electric Capital Corporation,  the administrative agent
(the  "Administrative  Agent")  under the  Company's  New Senior  Credit  Facility  (as defined  below),  a control agreement to be dated  September  29, 2003 (the "Control  Agreement"),  by and between the Company and the Trustee, and the  Mortgages  (the  "Mortgages")  by the Company and the  Guarantors  in favor of the  Trustee.  The Security
Agreement,  the  Intercreditor  Agreement,  the Control  Agreement and the Mortgages are  collectively  referred to herein as the "Security Documents".  As used herein, the term "Operative  Documents" refers to this Agreement,  the
Indenture,  the Registration Rights Agreement,  the Security Agreement,  the Intercreditor  Agreement,  the Control
Agreement and the Mortgages.

         The  holders  of the  Offered  Securities  will be  entitled  to the  benefits  of a  Registration  Rights
Agreement of even date herewith (the  "Registration  Rights  Agreement") among the Company,  the Guarantors and the
Initial Purchaser,  for so long as such Offered Securities constitute "Transfer Restricted  Securities" (as defined in the  Registration  Rights  Agreement).  Pursuant  to the  Registration  Rights  Agreement,  the  Company and the
Guarantors will agree to file with the Securities  Exchange  Commission (the "Commission")  under the circumstances set forth  therein,  (i) a registration  statement  under the  Securities  Act (the  "Exchange  Offer  Registration
Statement")  relating  to the Notes in a like  aggregate  principal  amount as the  Offered  Securities  originally issued under the  Indenture,  identical in all material  respects to the Notes and the  Guarantees  and  registered under the  Securities  Act (the  "Exchange  Notes" and the  "Exchange  Guarantees,"  and  together,  the  "Exchange
Securities")  to be offered in exchange for the Offered  Securities  (such offer to exchange  being  referred to as the "Exchange Offer") and (ii) a shelf  registration  statement  pursuant to Rule 415 under the Securities Act (the
"Shelf  Registration  Statement" and, together with the Exchange Offer  Registration  Statement,  the "Registration
Statements")  relating  to the resale by certain  holders of the  Offered  Securities  and to use their  respective commercially  reasonable  efforts to cause such  Registration  Statements  to be declared and remain  effective and usable for the periods  specified in the  Registration  Rights  Agreement and to consummate the Exchange Offer. The
Offered Securities and the Exchange Securities are referred to collectively as the "Securities."

         2.  Representations  and  Warranties of the Company and the  Guarantors.  The Company and the  Guarantors,
jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that:

(a)      A preliminary  offering  circular and an offering  circular  relating to the Offered  Securities  has been prepared  by the  Company  and the  Guarantors.  Such  preliminary  offering  circular  (the  "Preliminary
         Offering  Circular") and offering  circular (the "Offering  Circular"),  as supplemented as of the date of this Agreement,  are hereinafter  collectively referred to as the "Offering Document". On the date of this
         Agreement,  the Offering  Document  does not include any untrue  statement  of a material  fact or omit to state  any  material  fact  necessary  in  order  to make  the  statements  therein,  in the  light of the circumstances  under  which they were made,  not  misleading.  The  preceding  sentence  does not apply to statements in or omissions  from the Offering  Document  based upon written  information  furnished to the
         Company by Credit  Suisse First Boston LLC ("the  Initial  Purchaser")  specifically  for use therein,  it being  understood  and agreed that the only such  information  is that  described as such in  Section 7(b)
         hereof.  Except as  disclosed in the  Offering  Document,  on the date of this  Agreement,  the  Company's
         Annual  Report on  Form 10-K  most  recently  filed  with the  Securities  and  Exchange  Commission  (the
         "Commission")  and all  subsequent  reports,  in each case as amended  (collectively,  the  "Exchange  Act
         Reports"),  which have been filed by the Company with the Commission or sent to  shareholders  pursuant to the  Securities  Exchange  Act of 1934 (the  "Exchange  Act") do not  include  any untrue  statement  of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the  statements  therein,  in the  light  of the  circumstances  under  which  they  were  made,  not misleading.  The  Exchange  Act  Reports,  when they were  filed  with the  Commission,  conformed  in all material  respects  to the  requirements  of the  Exchange  Act  and  the  rules  and  regulations  of the
         Commission thereunder.

(b)      No  order  or  decree  preventing  the use of the  Offering  Document,  or any  order  asserting  that the transactions  contemplated  by  this  Agreement  are  subject  to  the  registration  requirements  of the
         Securities  Act has been issued and no proceeding  for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantors, is contemplated.

(c)      The  market-related  and  customer-related  data and estimates included in the Offering Document are based on or derived from sources which the Company believes to be reliable.

(d)      The Company has been duly  incorporated and is an existing  corporation in good standing under the laws of the State of  Delaware,  with power and  authority  to own its  properties  and  conduct  its  business as described  in the  Offering  Document;  and the  Company is duly  qualified  to do  business  as a foreign corporation  in good  standing in all other  jurisdictions  in which its ownership or lease of property or the conduct of its business  requires  such  qualification,  except where the failure to so qualify  would not have a Material Adverse Effect (as defined herein).

(e)      The Parent has been duly  incorporated  and is an existing  corporation in good standing under the laws of the State of  Delaware,  with power and  authority  to own its  properties  and  conduct  its  business as described in the Offering Document;  and Parent is duly qualified to do business as a foreign  corporation in good  standing in all other  jurisdictions  in which its  ownership or lease of property or the conduct of its business  requires  such  qualification  (except  where the failure to so qualify  would not have a
         Material  Adverse  Effect);  all of the issued and outstanding  capital stock of the Company has been duly authorized  and validly issued and is fully paid and  nonassessable;  and the capital stock of the Company owned by the Parent is owned free from  liens,  encumbrances  and  defects  or any  preemptive  or similar rights,  other than (i) liens in favor of the Trustee  and the  Administrative  Agreement  pursuant to the
         Indenture  and the  Security  Documents  and (ii)  liens in favor of the  administrative  agent  under the
         Company's existing senior credit facility to be released on the Closing Date.

(f)      Each  Subsidiary  Guarantor has been duly  incorporated  and is an existing  corporation  in good standing under the laws of the  jurisdiction of its  incorporation,  with power and authority to own its properties and conduct its  business as described in the Offering  Document;  and each  Subsidiary  Guarantor is duly qualified to do business as a foreign  corporation  in good standing in all other  jurisdictions  in which its  ownership or lease of property or the conduct of its business  requires  such  qualification  (except where the  failure  to so  qualify  would not have a  Material  Adverse  Effect);  all of the  issued  and outstanding  capital stock of each  Subsidiary  Guarantor has been duly  authorized and validly issued and is fully paid and nonassessable;  and the capital stock of each Subsidiary Guarantor,  directly or through subsidiaries,  is owned free from liens,  encumbrances  and defects or any  preemptive or similar  rights, other than liens in favor of the Trustee and the  Administrative  Agreement  pursuant to the Indenture and the Security Documents.

(g)      The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of the Company.

(h)      This  Agreement  has  been  duly  authorized,  executed  and  delivered  by the  Company  and  each of the
         Guarantors.

(i)      The Company and the Guarantors  have all requisite  power and authority to enter into the  Indenture.  The
         Indenture has been duly and validly  authorized by the Company and the Guarantors,  and upon its execution and delivery and, assuming due authorization,  execution and delivery by the Trustee,  will constitute the valid and legally binding  obligations of the Company and the  Guarantors,  enforceable in accordance with its terms,  subject to the  qualification  that the  enforceability  of the Company's and the  Guarantors'
         obligations  thereunder may be limited by bankruptcy,  insolvency,  fraudulent  transfer,  reorganization, moratorium and similar laws of general  applicability  relating to or affecting  creditors'  rights and to general  equity  principles.  On the Closing  Date,  the Indenture  will conform in all material  respects with the  requirements of the Trust Indenture Act of 1939, as amended (the "Trust  Indenture Act") and the rules and  regulations of the Commission  applicable to an indenture  which is qualified  thereunder.  The
         Indenture will conform in all material respects to the description thereof in the Offering Document.

(j)      The Company and the  Guarantors  have all  requisite  power and  authority to enter into the  Registration
         Rights Agreement.  The Registration  Rights Agreement has been duly and validly  authorized by the Company and the Guarantors,  and upon its execution and delivery and,  assuming due  authorization,  execution and delivery by the Initial  Purchaser,  will  constitute  the valid and legally  binding  obligations  of the
         Company and the Guarantors,  enforceable in accordance with its terms,  subject to the qualification  that the  enforceability  of the  Company's  and the  Guarantors'  obligations  thereunder  may be  limited  by bankruptcy,  insolvency,  fraudulent  transfer,  reorganization,  moratorium  and similar  laws of general applicability  relating to or affecting creditors' rights and to general equity principles  (regardless of whether such  enforceability  is  considered  in a proceeding  in equity or at law),  and, as to rights of indemnification  and  contribution,  by principles of public policy.  The  Registration  Rights  Agreement conforms in all material respects to the description thereof in the Offering Document.

(k)      The  Company  and the  Guarantors  have all  requisite  power and  authority  to enter  into the  Security
         Documents.  Each of the Security  Documents  has been duly and validly  authorized  by the Company and the
         Guarantors,  and  upon its  execution  and  delivery,  will  constitute  the  valid  and  legally  binding obligations of the Company and the Guarantors,  enforceable in accordance  with its terms,  subject to the qualification that the enforceability of the Company's and the Guarantors'  obligations  thereunder may be limited by bankruptcy,  insolvency,  fraudulent transfer,  reorganization,  moratorium and similar laws of general  applicability  relating  to or  affecting  creditors'  rights  and to general  equity  principles
         (regardless  of whether such  enforceability  is considered in a proceeding in equity or at law),  and, as to rights of  indemnification  and  contribution,  by  principles of public  policy.  Each of the Security
         Documents will conform in all material respects to the description thereof in the Offering Document.

(l)      The Notes have been duly and validly  authorized  by the Company and when duly  executed by the Company in accordance with the terms of the Indenture and,  assuming due  authentication of the Notes by the Trustee, upon delivery to the Initial  Purchaser  against  payment  therefor in  accordance  with the terms hereof, will have been validly issued and delivered,  and will constitute  valid and legally  binding  obligations of the Company  entitled to the benefits of the Indenture,  enforceable  against the Company in accordance with their terms,  subject to the  qualification  that the  enforceability  of the  Company's  obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer,  reorganization,  moratorium and similar laws of general  applicability  relating to or affecting  creditors'  rights and to general equity principles.  The Notes will conform in all material  respects to the  description  thereof in the Offering
         Document.

(m)      The Exchange  Notes have been duly and validly  authorized  by the Company and if and when duly issued and authenticated  in  accordance  with the  terms of the  Indenture  and  delivered  in  accordance  with the
         Registration  Rights  Agreement,  will  constitute  valid and legally  binding  obligations of the Company entitled to the  benefits of the  Indenture,  enforceable  against  the Company in  accordance  with their terms,  subject to the qualification that the enforceability of the Company's  obligations  thereunder may be limited by bankruptcy,  insolvency,  fraudulent transfer,  reorganization,  moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(n)      The  Guarantees  have been duly and  validly  authorized  by the  Guarantors  and when duly  executed  and delivered by the  Guarantors  in accordance  with the terms of the  Indenture and upon the due  execution, authentication  and delivery of the Notes in  accordance  with the Indenture and the issuance of the Notes in the sale to the Initial  Purchaser  contemplated by this Agreement,  will constitute  valid and legally binding  obligations  of the  Guarantors,  enforceable  against the  Guarantors in  accordance  with their terms,  subject to the qualification  that the  enforceability of the Guarantors'  obligations  thereunder may be limited by bankruptcy,  insolvency,  fraudulent  transfer,  reorganization,  moratorium and similar laws  of  general  applicability  relating  to or  affecting  creditors'  rights  and  to  general  equity principles.  The  Guarantees  will  conform in all  material  respects to the  description  thereof in the
         Offering Document.

(o)      The Exchange  Guarantees  have been duly and validly  authorized  by the  Guarantors  and if and when duly executed and delivered by the  Guarantors  in accordance  with the terms of the Indenture and upon the due execution and  authentication  of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes  contemplated by the Registration  Rights Agreement,  will constitute valid and  legally  binding  obligations  of  the  Guarantors,  entitled  to  the  benefits  of  the  Indenture, enforceable  against the Guarantors in accordance with their terms,  subject to the qualification that the enforceability  of the  Guarantors'  obligations  thereunder  may be  limited by  bankruptcy,  insolvency, fraudulent transfer,  reorganization,  moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(p)      The  execution,  delivery and  performance  of this  Agreement,  the Indenture,  the  Registration  Rights
         Agreement and the Security  Documents and the issuance and sale of the Offered  Securities  and compliance with the terms and  provisions  thereof do not and will not result in a breach or  violation of any of the terms and  provisions of, or constitute a default under,  (i) any statute,  any rule,  regulation or order of any  governmental  agency or body or any court,  domestic  or  foreign,  having  jurisdiction  over the
         Company or the  Guarantors or their  respective  properties,  or (ii) any agreement or instrument to which the  Company  or the  Guarantors  are a party or by which the  Company or the  Guarantors  are bound or to which any of the properties of the Company or the  Guarantors is subject,  or (iii) the charter or by-laws of the Company or the  Guarantors,  except in the case of clauses (i) and (ii),  any breach,  violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)      Except as  disclosed  in the Offering  Document,  there are no  contracts,  agreements  or  understandings between  the  Company  and any person  that would give rise to a valid  claim  against  the  Company,  any
         Guarantor or the Initial Purchaser for a brokerage commission, finder's fee or other like payment.

(r)      No consent, approval,  authorization,  or order of, or filing with, any governmental agency or body or any court is required for the  consummation of the  transactions  contemplated  by the Operative  Documents in connection  with the  issuance  and sale of the Offered  Securities  by the  Company  and the  Guarantors,
         except for the order of the Commission  declaring the Exchange Offer  Registration  Statement or the Shelf
         Registration Statement effective and such consents,  approvals,  authorizations,  orders or filings (i) as may be required to perfect  upon the  security  interests  described  in the  Indenture  and the  Security
         Documents,  (ii) as may be required  to release any  existing  Liens and (iii) under state  securities  or
         Blue Sky laws.

(s)      Except as  disclosed in the Offering  Document and except for liens in favor of the  administrative  agent under the  Company's  existing  senior  credit  facility,  the  Company and the  Guarantors  have good and marketable  title in fee simple to all real properties and all other  properties and assets owned by them, in each case free from liens,  encumbrances and defects except such as do not materially  affect the value thereof or materially  interfere  with the use made and proposed to be made thereof by the Company and the
         Guarantors;  and except as disclosed in the Offering  Document,  the Company and the  Guarantors  hold any leased real or personal  property under valid,  subsisting and enforceable  leases with no exceptions that would materially interfere with the use made and proposed to be made thereof by them.

(t)      The  Company  and  the  Guarantors  possess  adequate  certificates,  authorities  or  permits  issued  by appropriate  governmental  agencies or bodies  necessary  to conduct the business now operated by them and have not  received  any notice of  proceedings  relating to the  revocation  or  modification  of any such certificate,  authority  or permit  that,  if  determined  adversely  to the Company or  Guarantor,  would individually  or in the aggregate have a material  adverse  effect on the condition  (financial or other), business,  properties  or results of  operations  of the  Company  and its  subsidiaries  taken as a whole
         ("Material Adverse Effect").

(u)      No labor  dispute with the employees of the Company or any  subsidiary  exists or, to the knowledge of the
         Company, is imminent that might have a Material Adverse Effect.

(v)      The Company and the  Guarantors  own,  possess or can acquire on reasonable  terms,  adequate  trademarks, trade names and other rights to inventions,  know-how, patents,  copyrights,  confidential information and other  intellectual  property  (collectively,  "intellectual  property  rights")  necessary to conduct the business  now  operated by them,  or  presently  employed  by them,  and have not  received  any notice of infringement  of or conflict  with  asserted  rights of others with respect to any  intellectual  property rights  that,  if  determined  adversely to the Company or any  Guarantor,  would  individually  or in the aggregate have a Material Adverse Effect.

(w)      Except as  disclosed in the Offering  Document,  neither the Company nor any  Guarantor is in violation of any statute,  any rule,  regulation,  decision or order of any  governmental  agency or body or any court, domestic  or  foreign,  relating  to the use,  disposal or release of  hazardous  or toxic  substances  or relating to the  protection or  restoration  of the  environment  or human  exposure to hazardous or toxic substances  (collectively,  "environmental  laws"),  owns or operates any real property  contaminated with any  substance  that is  subject  to any  environmental  laws,  is liable  for any  off-site  disposal  or contamination  pursuant to any  environmental  laws,  or is, to the  Company's  knowledge,  subject to any claim  relating to any  environmental  laws,  which  violation,  contamination,  liability  or claim would individually  or in the  aggregate  have a Material  Adverse  Effect;  and  neither  the  Company  nor any
         Guarantor is not aware of any pending investigation which might lead to such a claim.

(x)      Except as disclosed in the Offering Document,  there are no pending actions,  suits or proceedings against or affecting  the Company,  any  Guarantor  or any of their  respective  properties  that,  if  determined adversely  to the  Company  or any  Guarantor,  would  individually  or in the  aggregate  have a Material
         Adverse Effect,  or would  materially and adversely  affect the ability of the Company or any Guarantor to perform its respective  obligations under the Operative  Documents or which are otherwise  material in the context of the sale of the Offered  Securities;  and no such actions,  suits or proceedings are threatened or, to the Company's knowledge, contemplated.

(y)      The financial  statements  included in the Offering  Document present fairly in all material  respects the financial  position  of the  Company  and its  consolidated  subsidiaries  as of the dates shown and their results of operations  and cash flows for the periods  shown,  and,  except as otherwise  disclosed in the
         Offering  Document,  such financial  statements have been prepared in all material  respects in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(z)      Except as disclosed in the Offering  Document,  since the date of the latest audited financial  statements included in the Offering  Document  neither the Company nor any  Guarantor has sustained any material loss or interference with its business from fire,  explosion,  flood or other calamity,  whether or not covered by insurance,  or from any labor dispute or court or governmental  action,  order or decree, and there has been no material adverse change, nor, to the knowledge of the Company and the Subsidiary  Guarantors,  any
         development or event  involving a prospective  material  adverse  change,  in the condition  (financial or other),  business,  properties  or results of operations  of the Company and its  subsidiaries  taken as a whole,  and, except as disclosed in or contemplated by the Offering  Document,  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa)     The  Parent is  subject  to the  reporting  requirements  of either  Section  13 or  Section  15(d) of the
         Securities  Exchange Act of 1934,  and the Parent and the Company file reports with the  Commission on the
         Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb)     None of the Company or any of the Guarantors is an open-end investment  company,  unit investment trust or face-amount  certificate  company that is or is required to be  registered  under  Section 8 of the United
         States Investment  Company Act of 1940 (the "Investment  Company Act"); and none of the Company nor any of the  Guarantors  is, and after giving  effect to the offering and sale of the Offered  Securities  and the application  of the  proceeds  thereof as  described  in the  Offering  Document  will be, an  "investment company" as defined in the Investment Company Act.

(cc)     No securities of the same class (within the meaning of  Rule 144A(d)(3)  under the Securities  Act) as the
         Offered  Securities  are listed on any national  securities  exchange  registered  under  Section 6 of the
         Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(dd)     The offer and sale of the Offered  Securities by the Company and the  Guarantors to the Initial  Purchaser
         in the manner  contemplated  by this Agreement will be exempt from the  registration  requirements  of the
         Securities  Act by reason of  Section 4(2)  thereof and  Regulation S;  and it is not necessary to qualify the Indenture in respect of the Offered  Securities  under the Trust  Indenture Act in connection with the offer and sale of the Offered Securities.

(ee)     Neither the Company,  nor the Guarantors,  nor any of their respective  affiliates,  nor any person acting on its or their behalf (i) has,  within the six-month period prior to the date hereof,  offered or sold in the United States or to any U.S.  person (as such terms are defined in  Regulation S  under the Securities
         Act) the Offered  Securities  or any  security of the same class or series as the  Offered  Securities  or
         (ii) has offered or will offer or sell the  Offered  Securities  (A) in the United  States by means of any form of  general  solicitation  or  general  advertising  within  the  meaning  of Rule  502(c)  under the
         Securities Act or (B) with  respect to any  securities  sold in reliance on Rule 903 of  Regulation S,  by means of any directed  selling  efforts within the meaning of Rule 902(c)  of  Regulation S.  The Company, the  Guarantors,  its  affiliates  and any person  acting on its or their  behalf have  complied  and will comply with the offering  restrictions  requirement of Regulation S and the sale of the Offered Securities pursuant  to  Regulation  S is not part of a plan or scheme to evade the  registration  provisions  of the
         Securities  Act. The Company and the Guarantors  have not entered and will not enter into any  contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ff)     Except as  disclosed  in the Offering  Document,  there are no  contracts,  agreements  or  understandings between  the  Company  or any  Guarantor  and any person  granting  such  person the right to require  the
         Company or any  Guarantor to file a  registration  statement  under the  Securities  Act or to require the
         Company or any Guarantor to include such securities  with the Offered  Securities  registered  pursuant to any Registration Statement.

(gg)     None of the Company,  any  Guarantor,  nor any agent thereof  acting on the behalf of them has taken,  and none of them will  take,  any action  that  might  cause this  Agreement  or the  issuance  or sale of the
         Offered  Securities  to violate  Regulation  T,  Regulation U or Regulation X of the Board of Governors of
         the Federal Reserve System.

(hh)     Each of the Company and the Guarantors  carry,  or are covered by,  insurance in such amounts and covering such  risks  as is  adequate  for the  conduct  of  their  respective  businesses  and the  value of their respective  properties  and as is  customary  for  companies  engaged  in  similar  businesses  in similar industries.

(ii)     No "nationally  recognized  statistical rating organization," as such term is defined for purposes of Rule
         436(g)(2)  under the  Securities  Act, (i) has imposed (or has informed the Company or any Guarantor  that it is  considering  imposing) any condition  (financial or otherwise) on the Company's or any  Guarantor's retaining  any rating  assigned to the Company or any  Guarantor or any  securities  of the Company or any
         Guarantor  or  (ii)  has  indicated  to the  Company  or any  Guarantor  that  it is  considering  (a) the downgrading,  suspension,  or  withdrawal  of, or any review for a possible  change that does not indicate the  direction of the possible  change in, any rating so assigned or (b) any change in the outlook for any rating of the  Company,  any  Guarantor or any  securities  of the Company or any  Guarantor;  except that
         Moody's  Investors  Service,  Inc. has announced that its rating of the debt  securities of the Company is under surveillance with a negative outlook.

(jj)     Neither the Company nor the  Guarantors,  nor, to the  knowledge of the Company or any of the  Guarantors, any  director,  officer,  agent,  employee  or other  person  associated  with or  acting on behalf of the
         Company  or  the  Guarantors,  has  used  any  corporate  funds  for  any  unlawful  contribution,   gift,
         entertainment  or other  unlawful  expense  relating to  political  activity;  made any direct or indirect unlawful  payment to any  foreign or  domestic  government  official or  employee  from  corporate  funds;
         violated or is in violation of any  provision of the Foreign  Corrupt  Practices  Act of 1977; or made any unlawful bribe, rebate payoff, influence payment, kickback or other unlawful payment.

(kk)     The Company is in compliance in all material respects with all presently  applicable  provisions of ERISA;
         no "reportable  event" (as defined in ERISA),  has occurred with respect to any "pension plan" (as defined in ERISA),  for which the Company  would have any  liability;  the Company has not  incurred  and does not expect to incur  liability  under (i) Title IV of ERISA with  respect  to  termination  of, or  withdrawal from,  any "pension  plan" or (ii) Sections 412 or 4971 of the Internal  Revenue Code of 1986, as amended, including the regulations and published  interpretations  thereunder (the "Code"); and each "pension plan"
         for which the Company would have any liability  that is intended to be qualified  under Section  401(a) of the Code is so  qualified  in all  material  respects  and nothing has  occurred,  whether by action or by failure to act, which would cause the loss of such qualification.

(ll)     Since the date as of which  information is given in the  Preliminary  Offering  Circular  through the date hereof,  and except as may otherwise be disclosed or  contemplated in the Offering  Document,  neither the
         Company  nor the  Guarantors  have (i)  issued or granted  any  securities  (other  than  pursuant  to the exercise of  outstanding  options or  warrants),  (ii)  incurred any  liability or  obligation,  direct or contingent,  other  than  liabilities  and  obligations  which were  incurred  in the  ordinary  course of business,  (iii) entered into any  transaction  not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(mm)     Each of the Company and the  Guarantors  (i) makes and keeps accurate books and records and (ii) maintains internal  accounting  controls that provide  reasonable  assurance that  (A) transactions  are executed in accordance  with  management's  authorization,  (B)  transactions  are  recorded  as  necessary  to permit preparation of its financial  statements and to maintain  accountability for its assets, (C) access to its
         assets  is  permitted  only  in  accordance  with   management's   authorization   and  (D)  the  reported
         accountability for its assets is compared with existing assets at reasonable intervals.

(nn)     Except as described in the Offering  Document,  neither the Company nor the Guarantors (i) is in violation of its  charter or by-laws,  (ii) is in default in any  respect,  and no event has  occurred  which,  with notice or lapse of time or both,  would  constitute  such a default,  in the due performance or observance of any term,  covenant or condition  contained in any indenture,  mortgage,  deed of trust, loan agreement or other  agreement  or  instrument  to which it is a party or by which it is bound or to which any of its properties  or  assets  is  subject  or  (iii) is in  violation  in any  respect  of any  applicable  law, ordinance,  governmental  rule,  regulation  or court  decree to which it or its property or assets may be subject  or has  failed to obtain  any  license,  permit,  certificate,  franchise  or other  governmental authorization  or permit  necessary to the  ownership  of its property or to the conduct of its  business, except,  with regard to (ii) and (iii) of this paragraph,  for such defaults,  violations or failures that would not reasonably be expected to have a Material Adverse Effect on the Company and the Guarantors.

(oo)     Except for tax returns in the State of  Arkansas,  each of the Company  and the  Guarantors  has filed all federal,  state and local income and  franchise  tax returns  required to be filed through the date hereof and have paid all taxes due thereon,  and no tax deficiency has been  determined  adversely to the Company or the  Guarantors  which has had (nor does the Company or the  Guarantors  have any  knowledge of any tax deficiency  which,  if  determined  adversely  to the  Company or the  Guarantors,  might have) a Material
         Adverse Effect on the Company and the Guarantors.

(pp)     Prior to the date  hereof,  neither the Company nor any of its  affiliates  has taken any action  which is designed  to or which  has  constituted  or  which  might  have  been  expected  to  cause  or  result  in stabilization  or  manipulation  of the  price of any  security  of the  Company  in  connection  with the offering of the Offered Securities.

(qq)     The Offering  Document  contains all the information  specified in, and meeting the  requirements of, Rule
         144A(d)(4) under the Securities Act.

(rr)     No  relationship,  direct or indirect,  required to be described  under Item 404 of Regulation S-K, exists between or among the Company on the one hand, and the directors,  officers or  stockholders of the Company on the other hand, which is not described in the Offering Document.

(ss)     The statements set forth in the Offering  Circular under the caption  "Description  of the Notes," insofar as they  purport to  constitute a summary of the terms of the Offered  Securities,  and under the captions
         "Certain  Relationships and Related Transactions,"  "Description of Senior Credit Facility,"  "Description
         of Other  Indebtedness,"  "Certain U.S. Federal Income Tax  Considerations,"  and "Plan of  Distribution,"
         insofar as they purport to describe the  provisions  of the laws and  documents  referred to therein,  are accurate descriptions or summaries thereof in all material respects.

(tt)     The Credit  Agreement,  to be dated  September 29, 2003 (the "New Senior Credit  Facility"),  by and among the Company,  the  Guarantors and the  Administrative  Agent,  will be duly and validly  authorized by the
         Company and the  Guarantors  and, upon its execution and delivery,  will  constitute the valid and legally binding obligations of the Company and the Guarantors,  enforceable in accordance with its terms,  subject to the qualification that the enforceability of the Company's and the Guarantors'  obligations  thereunder may be limited by bankruptcy,  insolvency,  fraudulent  transfer,  reorganization,  moratorium and similar laws  of  general  applicability  relating  to or  affecting  creditors'  rights  and  to  general  equity principles  (regardless  of whether such  enforceability  is  considered  in a proceeding  in equity or at law),  and, as to rights of  indemnification  and  contribution,  by principles of public policy.  The New
         Senior Credit Facility will conform in all material  respects to the  description  thereof in the Offering
         Document.

(uu)     As of the Closing  Date,  the Company and the  Guarantors  will own the  Collateral  free and clear of all
         Liens  (other than  Permitted  Liens (as  defined in the  Indenture)),  and no  Financing  Statements  (as
         defined  herein) in respect of any property or assets of the Company or any  Guarantor  will be on file in favor  of any  person  other  than  those  (i) in  respect  of  Permitted  Liens,  (ii)  in  favor  of the
         Administrative  Agent in respect of the New Senior Credit  Facility and (iii) those to be terminated  with respect to existing indebtedness.

(vv)     When executed and delivered to the Trustee on the Closing Date,  the Indenture and the Security  Documents
         grant and  create,  in favor of the  Trustee  for the  benefit of the  Trustee  and the holders of Offered
         Securities (the "Secured  Parties") as security for all of the Note  Obligations,  a valid and enforceable security  interest in the  Collateral,  and when the filings  referred to in the  following  sentences are made, such security  interests will be perfected first priority  security  interests,  with respect to the
         Note  Priority  Lien  Collateral  and  second  priority  security  interests,  with  respect to the Credit
         Agreement  Priority Lien  Collateral  (in each case subject to Permitted  Prior Liens).  When delivered on the Closing Date, each Mortgage will be delivered,  duly  acknowledged  and, if required for  recordation, attested  and  otherwise  will be in  recordable  form,  and when such  Mortgage  is filed for  record and recorded  in the filing  office  identified  therein,  the  security  interest  of the Trustee in the real property  described  therein will be duly  perfected.  Each of the Company and Guarantors is a "registered organization"  (as  defined in Article 9 of the New York  Uniform  Commercial  Code)  under the law of the state in  which it is  identified  in the  Indenture,  as being  organized,  and on the  Closing  Date all security  interests  granted under the Indenture  and the Security  Documents in Collateral  consisting of personal  property  or  fixtures  will be duly  perfected  to the extent such  security  interests  may be perfected by filing upon the filing of the  financing  statements  referred to in Section 6(i) hereof.  On the Closing Date,  (i) all  Collateral  consisting of Capital Stock of the Company will be  represented by certificated  securities  and (ii)  such  certificated  securities  and all  promissory  notes  and  other instruments  then  evidencing or  representing  any Collateral  will be delivered to the Trustee in pledge for the benefit of the Secured  Parties as security for all of the Note  Obligations,  duly endorsed by an effective  endorsement  (unless  such  certificated  securities,  promissory  notes  and  instruments  are
         Excluded Assets).

(ww)     All Obligations  under or in respect of the Offered  Securities  constitute  "Senior Debt" as such term is defined in, and for the purposes of, the  indenture  governing the  Company's  outstanding  13 3/8% senior subordinated notes due 2009.

(xx)     On the Closing Date,  the Liens on the Note Priority  Lien  Collateral  will not be subject in priority to any other  Liens,  except  Permitted  Prior  Liens and the Liens on the  Credit  Agreement  Priority  Lien
         Collateral  will not be subject in priority to any other Liens,  except Liens securing  Obligations  under the New Senior  Credit  Facility  and  Permitted  Prior  Liens and liens  securing  Obligations  under the
         Company's existing senior credit facility to be released on the Closing Date.

(yy)     On the Closing date, the representations  and warranties  contained in the Security Documents will be true and correct in all material respects.

         3. Purchase,  Sale and Delivery of Offered  Securities.  On the basis of the  representations,  warranties and agreements  herein  contained,  but subject to the terms and conditions  herein set forth,  the Company and the
Guarantors agree to sell to the Initial  Purchaser,  and the Initial  Purchaser agrees to purchase from the Company and the  Guarantors,  at a purchase  price of 92.25% of the  principal  amount at  maturity  thereof  plus  accrued interest from  September  29, 2003 to the Closing Date (as  hereinafter  defined) the  principal  amount of Offered
Securities set forth opposite its names in Schedule I hereto.

         The Company and the Guarantors will deliver  against payment of the purchase price the Offered  Securities in the form of one or more  permanent  global  Securities in definitive  form (the "Global  Securities")  deposited with the Trustee as custodian for The  Depository  Trust Company  ("DTC") and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent  global  Securities  will be held only in  book-entry  form through
DTC, except in the limited  circumstances  described in the Offering  Document.  Payment for the Offered Securities
shall be made by the  Initial  Purchaser  in  Federal  (same day)  funds by wire  transfer  to an account at a bank acceptable  to the Initial  Purchaser  drawn to the order of the Company at the office of Latham & Watkins LLP, 885
Third Avenue,  Suite 1000, New York, New York 10022,  at 10:00 A.M.  (New York  time),  on September 29, 2003 or at such other time not later than seven full  business  days  thereafter  as the  Initial  Purchaser  and the  Company determine,  such time being herein referred to as the "Closing Date",  against delivery to the Trustee as custodian for DTC of the Global  Securities  representing all of the Offered  Securities.  The Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

         4.  Representations by Initial Purchaser; Resale by Initial Purchaser.

(a)      The  Initial  Purchaser  represents  and  warrants  to  the  Company  and  the  Guarantors  that  it is an
         "accredited investor" within the meaning of Regulation D under the Securities Act.

(b)      The  Initial  Purchaser  acknowledges  that the  Offered  Securities  have not been  registered  under the
         Securities  Act and may not be offered  or sold  within  the  United  States or to, or for the  account or benefit of, U.S.  persons  except in accordance  with  Regulation S  or pursuant to an exemption  from the registration  requirements of the Securities Act. The Initial Purchaser  represents and agrees that it has offered and sold the Offered  Securities  and will offer and sell the  Offered  Securities  (i) as part of their  distribution  at any time and  (ii) otherwise  until the later of the  commencement of the offering and the Closing Date,  only in accordance  with  Rule 144A  ("Rule 144A") or Rule 903 under the Securities
         Act.  Accordingly,  neither the Initial  Purchaser nor its  affiliates,  nor any persons  acting on its or their  behalf,  have  engaged or will engage in any directed  selling  efforts with respect to the Offered
         Securities,  and the Initial Purchaser,  its affiliates and all persons acting on its or their behalf have complied  and will  comply  with the  offering  restrictions  requirement  of  Regulation  S. The  Initial
         Purchaser  agrees that, at or prior to confirmation of sale of the Offered  Securities,  other than a sale pursuant  to Rule  144A,  the  Initial  Purchaser  will  have sent to each  distributor,  dealer or person receiving a selling  concession,  fee or other  remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities  covered hereby have not been registered  under the U.S.  Securities Act of 1933 (the  "Securities  Act") and may not be offered or sold within the United States or  to,  or  for  the  account  or  benefit  of,  U.S.  persons  (i) as  part  of  their distribution  at any time or (ii)  otherwise  until 40 days  after the later of the date of the  commencement  of the  offering  and the closing  date,  except in either case in accordance  with  Regulation S (or Rule 144A if  available)  under the  Securities  Act.
                  Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)      The Initial  Purchaser  agrees that it and each of its  affiliates has not entered and will not enter into any contractual  arrangement  with respect to the  distribution of the Offered  Securities  except for any such arrangements with the prior written consent of the Company.

(d)      The  Initial  Purchaser  agrees  that it and each of its  affiliates  will not  offer or sell the  Offered
         Securities  by means of any form of general  solicitation  or general  advertising,  within the meaning of
         Rule 502(c)  under the  Securities  Act,  including,  but not limited to (i) any  advertisement,  article, notice or other  communication  published in any  newspaper,  magazine or similar media or broadcast  over television  or radio,  or (ii) any  seminar or meeting  whose  attendees  have been invited by any general solicitation  or general  advertising.  The Initial  Purchaser  agrees,  with  respect to resales  made in reliance on Rule 144A of any of the Offered  Securities,  to deliver either with the  confirmation of such resale or  otherwise  prior to  settlement  of such  resale a notice to the effect that the resale of such
         Offered  Securities has been made in reliance upon the exemption  from the  registration  requirements  of the Securities Act provided by Rule 144A.

(e)      The Initial  Purchaser  represents  and agrees that (i) it has not  authorized  the notes to be offered to the public in the United  Kingdom,  within the  meaning  of the Public  Offers of  Securities  Regulations
         1995, as amended,  and no Offering  Document may be passed on to any person in the United  Kingdom  unless that  person  is of a kind  described  in  Article  19 of the  Financial  Services  and  Markets  Act 2000
         (Financial  Promotion) Order 2001 or is a person to whom the document may otherwise  lawfully be issued or passed on. The Offering  Document is only directed at persons  having  professional  experience in matters relating to  investments  and the offering  described in the Offering  Document is only  available to such persons and only such persons will be permitted to  participate  in the offering.  Persons who do not have professional  experience  in matters  relating to  investments  should not rely on the Offering  Document.
         All  applicable  provisions of the Financial  Services and Markets Act 2000, as amended,  must be complied with in respect of  anything  done in relation to the notes in,  from or  otherwise  involving  the United
         Kingdom.

         5. Certain  Agreements  of the Company and the  Guarantors.  The Company and the  Guarantors,  jointly and severally, agree with the Initial Purchaser that:

(a)      The Company  will advise the  Initial  Purchaser  promptly  of any  proposal  to amend or  supplement  the
         Offering Document and will not effect such amendment or  supplementation  without the Initial  Purchaser's consent.  If, at any time prior to the  completion of the resale of the Offered  Securities by the Initial
         Purchaser  any event  occurs as a result of which the Offering  Document as then  amended or  supplemented would  include an untrue  statement  of a material  fact or omit to state any material  fact  necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading,  the Company  promptly  will  notify the Initial  Purchaser  of such event and  promptly  will prepare,  at its own expense,  an amendment or supplement which will correct such statement or omission or effect  such  compliance.  Neither  the Initial  Purchaser's  consent to, nor its  delivery to offerees or investors of, any such  amendment or supplement  shall  constitute a waiver of any of the  conditions  set forth in Section 6.

(b)      The Company  will  furnish to the Initial  Purchaser  copies of any  preliminary  offering  circular,  the
         Offering  Document  and all  amendments  and  supplements  to  such  documents,  in  each  case as soon as available  and in such  quantities  as the Initial  Purchaser  reasonably  requests.  At any time when the
         Company is not subject to Section 13  or 15(d) of the Exchange  Act, the Company will promptly  furnish or cause to be furnished to the Initial  Purchaser  and, upon request of holders and  prospective  purchasers of the Offered  Securities,  to such  holders and  purchasers,  copies of the  information  required to be delivered to holders and  prospective  purchasers of the Offered  Securities  pursuant to  Rule 144A(d)(4)
         under  the  Securities  Act (or any  successor  provision  thereto)  in order to  permit  compliance  with
         Rule 144A in connection with resales by such holders of the Offered  Securities.  The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

(c)      The Company and the Guarantors will arrange for the  qualification of the Offered  Securities for sale and the determination of their  eligibility for investment under the laws of such  jurisdictions in the United
         States and Canada as the Initial Purchaser  designates and will continue such  qualifications in effect so long as  required  for the resale of the  Offered  Securities  by the  Initial  Purchaser,  provided  that neither the Company nor any Guarantor  will be required to qualify as a foreign  corporation  or to file a general consent to service of process in any such state.

(d)      During the period of two years  after the  Closing  Date,  the  Company  will,  upon  reasonable  request, furnish to the  Initial  Purchaser  and any holder of Offered  Securities  a copy of the  restrictions  on transfer applicable to the Securities.

(e)      During the period of two years after the Closing  Date,  the Company  will not, and will not permit any of its  affiliates  (as  defined  in  Rule 144  under  the  Securities  Act) to,  resell  any of the  Offered
         Securities that have been reacquired by any of them.

(f)      During the period of two years after the Closing  Date,  the  Company  will not be or become,  an open-end investment  company,  unit investment trust or face-amount  certificate  company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)      Each of the Company and the Guarantors,  jointly and severally,  agrees to pay all expenses  incidental to the  performance  of its  obligations  under  this  Agreement,  the  Indenture,  the  Registration  Rights
         Agreement  and the  Security  Documents,  including  (i) the  fees and  expenses  of the  Trustee  and its
         professional   advisers,   (ii)  all  reasonable  expenses  in  connection  with  the  execution,   issue,
         authentication,  packaging  and initial  delivery  of the  Offered  Securities  and,  as  applicable,  the
         Exchange  Securities,  the preparation and printing of this Agreement,  the Registration Rights Agreement, the Offered Securities,  the Indenture, the Guarantees,  the Security Documents, the Offering Document and
         amendments and  supplements  thereto,  and any other document  relating to the issuance,  offer,  sale and delivery  of the Offered  Securities  and,  as  applicable,  the  Exchange  Securities,  (iii) the cost of qualifying  the Offered  Securities  for trading in The  PortalSM  Market  ("PORTAL")  of The Nasdaq Stock
         Market,  Inc. and any expenses  incidental  thereto,  (iv) for any reasonable expenses (including fees and disbursements  of counsel)  incurred in connection  with  qualification  of the Offered  Securities or the
         Exchange  Securities for sale under the laws of such  jurisdictions  as the Initial  Purchaser  designates and the printing of memoranda  relating  thereto,  (v) for any fees charged by investment  rating agencies for the rating of the Offered  Securities or the Exchange  Securities,  and (vi) for  reasonable  expenses incurred  in  distributing  preliminary  offering  circulars  and the  Offering  Document  (including  any amendments  and  supplements  thereto) to the Initial  Purchaser.  The  Company  and the  Guarantors  will reimburse  the Initial  Purchaser  for all  reasonable  travel  expenses of the Initial  Purchaser and the
         Company's and the  Guarantors'  respective  officers and  employees and any other  expenses of the Initial
         Purchaser  and the Company and the  Guarantors  in  connection  with  attending or hosting  meetings  with prospective purchasers of the Offered Securities.

(h)      In  connection  with the  offering,  until the Initial  Purchaser  shall have  notified the Company of the completion of the resale of the Offered  Securities,  neither the Company nor any of its affiliates has or will,  either alone or with one or more other persons,  bid for or purchase for any account in which it or any of its  affiliates  has a beneficial  interest any Offered  Securities or attempt to induce any person to purchase any Offered  Securities;  and neither it nor any of its affiliates will make bids or purchases for the  purpose of  creating  actual,  or  apparent,  active  trading in, or of raising the price of, the
         Offered Securities.

(i)      For a period of 180 days after the date of the initial  offering of the Offered  Securities by the Initial
         Purchaser,  the Company  and each of the  Guarantors  will not offer,  sell,  contract to sell,  pledge or otherwise  dispose of,  directly or  indirectly,  any United  States  dollar-denominated  debt  securities issued or  guaranteed  by the  Company or any  Guarantor  and having a maturity of more than one year from the date of issue,  except  issuances  of Offered  Securities  pursuant to the  conversion  or exchange of convertible or exchangeable  securities or the exercise of warrants or options,  in each case  outstanding on the date  hereof,  grants of employee  stock  options  pursuant to the terms of a plan in effect on the date hereof,  issuances of Offered Securities  pursuant to the exercise of such options or the exercise of any other  employee stock options  outstanding  on the date hereof.  Neither the Company nor any Guarantor will at any time offer,  sell,  contract to sell,  pledge or otherwise dispose of, directly or indirectly, any securities under  circumstances  where such offer, sale,  pledge,  contract or disposition would cause the exemption  afforded by Section 4(2) of the  Securities  Act to cease to be applicable to the offer and sale of the Securities.

(j)      The  Company  will  apply  the net  proceeds  from the  sale of the  Offered  Securities  to be sold by it hereunder  substantially  in accordance with the description set forth in the Offering  Document under the caption "Use of Proceeds."

(k)      Except as stated in this Agreement and in the Offering Document,  neither the Company,  the Guarantors nor any of their  respective  affiliates have taken,  nor will any of them take,  directly or indirectly,  any action  designed  to or that  might  reasonably  be  expected  to  cause or  result  in  stabilization  or manipulation  of the price of any security of the Company or any of the  Guarantors to facilitate the sale or resale of the Offered  Securities.  Except as  permitted  by the  Securities  Act,  the Company and the
         Guarantors  will  not  distribute  any  offering  material  in  connection  with  resales  of the  Offered
         Securities.

(l)      The  Company  and the  Guarantors  will use their  commercially  reasonable  efforts to permit the Offered
         Securities to be designated  PORTAL  securities in accordance  with the rules and  regulations  adopted by the National  Association  of  Securities  Dealers,  Inc.  relating to trading in PORTAL and to permit the
         Offered Securities to be eligible for clearance and settlement through DTC.

(m)      The Company and the  Guarantors  agree not to sell,  offer for sale or solicit  offers to buy or otherwise negotiate in respect of any security (as defined in the  Securities  Act),  that would be integrated  with the sale of the Offered  Securities in a manner that would require the  registration  under the Securities
         Act of the sale to the Initial Purchaser or the resale of the Offered Securities.

(n)      The  Company  and the  Guarantors  agree to  comply  with all the terms and  conditions  of the  Operative
         Documents and all  agreements  set forth in the  representation  letters of the Company and the Guarantors to DTC relating to the approval of the Offered Securities by DTC for "book entry" transfer.

(o)      The  Company and the  Guarantors  will do and perform  all things  required  or  necessary  to be done and performed  under  this  Agreement  by them  prior to the  Closing  Date,  and to  satisfy  all  conditions precedent to the Initial Purchaser's obligations hereunder to purchase the Offered Securities.

(p)      The Company and the Guarantors shall deliver to the Trustee within 30 days after the Closing Date:

(i)      appropriately  completed copies,  which have been duly authorized for filing by the appropriate Person, of
                  Uniform  Commercial  Code Form UCC-3  termination  statements,  if any,  necessary to release all
                  Liens  (other  than  Permitted  Prior  Liens) of any Person in any  Collateral  described  in the
                  Indenture and the Security Documents previously granted by any Person; and

(ii)     confirmation  reasonably  satisfactory to the Trustee that the Mortgages have been duly filed and recorded within  thirty  days  following  the  Closing  Date and a policy of title  insurance  in form and substance  reasonably  satisfactory  to the Initial  Purchaser,  insuring  each  Mortgage to be a valid,  enforceable and perfected Lien upon all real property  described  therein,  free from all prior Liens except Permitted Prior Liens, for the full amount of the Note Obligations.

         6. Conditions of the  Obligations of the Initial  Purchaser.  The obligations of the Initial  Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the  representations  and warranties on the part of the  Company  and the  Guarantors  herein,  to the  accuracy  of the  statements  of officers of the
Company and the  Guarantors  made pursuant to the  provisions  hereof,  to the  performance  by the Company and the
Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a)      The  Initial   Purchaser  shall  have  received  a  letter,   dated  the  date  of  this   Agreement,   of
         PricewaterhouseCoopers  LLP confirming that they are independent  public accountants within the meaning of
         the  Securities  Act  and  the  applicable   published  rules  and  regulations   thereunder  ("Rules  and
         Regulations") and to the effect that:

(i)      on the basis of a reading of the latest available interim financial  statements of the Company,  inquiries of officials of the Company who have  responsibility  for  financial and  accounting  matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)      at the date of the latest available balance sheet read by such accountants, there was any changes in the capital stock, any increase in long-term indebtedness or any decrease in consolidated net current assets (working capital) or stockholder's equity (deficit) of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included in the Offering Document, or, for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year ended the date of the latest available income statement read by such accountants, in the total consolidated net sales, income from operations or net income,

(B)      at a specified date not more than three business days prior to the date of this Agreement, there were any changes in the capital stock, any increase in long-term indebtedness or any decrease in consolidated net current assets (working capital) or stockholder's equity
                           (deficit) of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included in the Offering Document, or, for the period from the closing date of the latest income statement included in the Offering
                           Document to such specified date, there were any decreases, as compared with the corresponding period of the previous year ended the date of such specified date, in the total consolidated net sales, income from operations or net income;

                  except in all cases set forth in clauses (A) and (B) above for  changes,  increases  or decreases which the Offering  Document  disclose  have occurred or may occur or which are described in such letter; and

(ii)     they have compared  specified  dollar amounts (or percentages  derived from such dollar amounts) and other financial  information  contained  in the  Offering  Document  (to the  extent  that such  dollar amounts,  percentages  and other financial  information  are derived from the general  accounting records of the Company and its  subsidiaries  subject to the internal  controls of the  Company's accounting  system or are derived  directly  from such records by analysis or  computation)  with the results  obtained  from  inquiries,  a reading of such general  accounting  records and other procedures  specified in such letter and have found such dollar  amounts,  percentages  and other financial  information  to be in agreement  with such results,  except as otherwise  specified in such letter.

(b)      Subsequent  to the  execution  and  delivery  of this  Agreement,  there shall not have  occurred  (i) any change,  or any  development  or event  involving a prospective  change,  in the  condition  (financial or other),  business,  properties or results of operations of the Company or any of the  Guarantors and their respective  subsidiaries  which,  in the  reasonable  judgment of the Initial  Purchaser,  is material and adverse and makes it impractical  or  inadvisable  to proceed with  completion of the offering or the sale of and payment for the Offered  Securities;  (ii) any  downgrading in the rating of any debt securities of the Company by any "nationally  recognized  statistical  rating  organization" (as defined for purposes of
         Rule 436(g)  under the Securities Act), or any public  announcement  that any such  organization has under surveillance or review its rating of any debt  securities of the Company (other than an announcement  with positive  implications  of a possible  upgrading,  and no implication of a possible  downgrading,  of such rating)  or any  announcement  that the  Company  has been  placed  on  negative  outlook  (other  than an announcement by Moody's Investors  Service,  Inc. that its rating of the debt securities of the Company is under  surveillance  with a  negative  outlook);  (iii) any  change in U.S.  or  international  financial, political  or  economic  conditions  or currency  exchange  rates or  exchange  controls as would,  in the judgment of the Initial  Purchaser,  be likely to prejudice  materially the success of the proposed issue, sale or  distribution of the Offered  Securities,  whether in the primary market or in respect of dealings in the secondary  market;  (iv) any material  suspension  or material  limitation of trading in securities generally on the New York Stock  Exchange or any setting of minimum  prices for trading on such  exchange, or any suspension of trading of any  securities of the Company on any exchange or in the  over-the-counter market;  (v) any banking  moratorium  declared  by U.S.  Federal or New York  authorities;  (vi) any major disruption of settlements of securities or clearance  services in the United States;  or (vii)  any attack on,  outbreak  or  escalation  of  hostilities  or act of  terrorism  involving  the  United  States,  any declaration  of war by Congress or any other  national or  international  calamity or emergency if, in the
         judgment  of  the  Initial  Purchaser,  the  effect  of  any  such  attack,  outbreak,   escalation,  act,
         declaration,  calamity or emergency  makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)      The Initial  Purchaser  shall have  received an opinion,  dated the Closing Date, of Kirkland & Ellis LLP, counsel  for the  Company  and the  Guarantors,  reasonably  acceptable  to Latham &  Watkins  LLP and the
         Initial Purchaser, substantially in the form of Exhibit A attached hereto.

(d)      The Initial  Purchaser  shall have  received  from local  counsel to the Company in the States of Virginia and  Missouri  such  opinion  or  opinions,  dated the  Closing  Date,  in form and  substance  reasonably satisfactory to the Initial  Purchaser,  as to such matters under the laws of their  respective  states as the Initial Purchaser may reasonably request.

(e)      The Initial  Purchaser shall have received from Latham & Watkins LLP,  counsel for the Initial  Purchaser, such opinion or opinions,  dated the Closing Date,  with respect to the  incorporation  of the Company and certain  Guarantors,  the validity of the Offered Securities,  the Guarantees by certain  Guarantors,  the
         Offering  Circular,  the  exemption  from  registration  for the offer and sale of the Offered  Securities respectively to the Initial  Purchaser and the resales by the Purchaser as  contemplated  hereby and other related  matters as the Initial  Purchaser  may  require,  and the Company and the  Guarantors  shall have furnished  to such counsel  such  documents as they request for the purpose of enabling  them to pass upon such matters.

(f)      The Initial  Purchaser shall have received a certificate,  dated the Closing Date, of the President or any
         Vice President and a principal  financial or accounting  officer of each of the Company and the Guarantors in which such officers,  to the best of their knowledge after reasonable  investigation,  shall state that the  representations  and  warranties of each of the Company and the  Guarantors in this  Agreement and in the Security  Documents  are true and correct in all material  respects,  that each of the Company and the
         Guarantors  has complied with all  agreements  and satisfied all conditions on its part to be performed or satisfied  hereunder  and  under the  Security  Agreements  in all  material  respects  at or prior to the
         Closing Date,  and that,  subsequent to the date of the most recent  financial  statements in the Offering
         Document there has been no material  adverse  change,  nor any development or event that would result in a material  adverse  change,  in the  condition  (financial  or other),  business,  properties or results of operations of the Company,  any Guarantor or any of their respective  subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

(g)      The Initial  Purchaser  shall have received a letter,  dated the Closing  Date, of  PricewaterhouseCoopers
         LLP,  which letter shall be identical to the form of such letter agreed to by the Initial  Purchaser as of the date of this  Agreement  and which shall not contain any changes to the specified  dollar  amounts (or percentages  derived from such dollar  amounts) or other financial  information  contained in the Offering
         Document or the audit opinion of PricewaterhouseCoopers LLP delivered pursuant to Section 6(m) hereof.

(h)      The  Company  shall  have  furnished  or  caused  to be  furnished  to the  Trustee  on the  Closing  Date certificates  of officers of the Company and the Guarantors  reasonably  satisfactory to the Trustee as to the accuracy of the  representations  and  warranties  of the Company and the  Guarantors in the Operative
         Documents  at and as of such  Closing  Date and as to such other  matters as the  Trustee  may  reasonably request.

(i)      The Trustee shall have received (with a copy for the Initial Purchaser) at the Closing Date:

(i)      appropriately  completed copies,  which have been duly authorized for filing by the appropriate Person, of
                  Uniform  Commercial Code Financing  Statements  naming the Company and each Guarantor as a debtor and the Trustee as the secured  party,  or other  similar  instruments  or  documents to be filed under the UCC of all  jurisdictions  as may be  necessary  or, in the  reasonable  opinion of the
                  Trustee and its counsel,  desirable to perfect the security  interests of the trustee pursuant to the Indenture and the Security Documents;

(ii)     certified  copies of Uniform  Commercial  Code  Requests for  Information  or Copies (Form  UCC-11),  or a
                  similar search report  certified by a party  acceptable to the Trustee,  dated a date  reasonably near to the Closing Date,  listing all effective  Financing  Statements  (as defined below) which name the  Company  or any  Guarantor  (under  its  present  name and any  previous  names) as the debtor,  together  with  copies  of such  Financing  Statements  (none of which  shall  cover any
                  Collateral  described in the  Indenture  and the Security  Documents,  other than such  Financing
                  Statements that evidence Permitted Prior Liens);

(iii)    such releases,  reconveyances,  satisfactions or other instruments as it may reasonably request to confirm the release,  satisfaction  and discharge in full of all mortgages and deeds of trust at any time delivered by the Company or any  Guarantor to secure any  Obligations  in respect of the existing senior secured credit facility,  duly executed,  delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns;

(iv)     a letter (in form and  substance  reasonably  satisfactory  to the  Initial  Purchaser)  addressed  to the
                  Trustee,  executed and delivered by Lehman Commercial  Paper, Inc. as administrative  agent under the existing senior secured credit facility,  stating the amount (the "Payout  Amount")  required to pay in full in cash on the Closing  Date all  outstanding  Obligations  under or in respect of the existing  senior  secured  credit  facility and  confirming and agreeing that upon payment of such amount all Liens securing such Obligations will be forever released and discharged;

(v)      a  certificate  of  insurance  reasonably  satisfactory  to the  Initial  Purchaser  confirming  that  all insurance requirements of the Indenture and the Security Documents are satisfied;

(vi)     a copy of each Security Document; and

(vii)    such other  approvals,  opinions or  documents  as the  Initial  Purchaser  or the Trustee may  reasonably request in form and substance satisfactory to each of them.

(j)      All Uniform Commercial Code Financing  Statements or other similar financing  statements required pursuant to  clauses  (i)  above  (collectively,  the  "Financing  Statements")  shall  have been  delivered  to CT
         Corporation  System or another  similar  filing  service  company  acceptable  to the Trustee (the "Filing
         Agent").  The Filing Agent shall have  acknowledged  in a writing  reasonably  satisfactory to the Trustee and its  counsel (i) the Filing  Agent's  receipt of all  Financing  Statements,  (ii) that the  Financing
         Statements  have either been submitted for filing in the  appropriate  filing offices or will be submitted for filing in the  appropriate  offices  within ten days  following  the  Closing  Date and (iii) that the
         Filing  Agent will notify the Trustee  and its counsel of the results of such  submissions  within 30 days following the Closing Date

(k)      The Company shall have  consummated  the New Senior Credit Facility on  substantially  the terms described in the  Offering  Document  and other terms  reasonably  satisfactory  to the Initial  Purchaser,  and the
         Initial Purchaser shall have received executed counterparts of the New Senior Credit Facility.

(l)      On the Closing Date,  the Company  shall pay in full in cash the Payout  Amount and all other fees,  costs and  expenses  payable by the Company in  connection  with the closing of the  Financing  Transaction  and shall have  authorized  disbursement  of such cash  proceeds  directly  to pay the Payout  Amount and such fees,  costs  and  expenses  pursuant  to a  disbursement  authorization  letter  (in form  and  substance reasonably  satisfactory  to the  Initial  Purchaser)  executed  and  delivered  by the  Company  and  the
         Guarantors,  and the Initial  Purchaser  shall have  received such other  confirmation  as any of them may reasonably  request as to the  termination  and discharge of the existing  senior secured credit  facility and the release and discharge of all Liens securing Obligations thereunder.

(m)      The Initial  Purchaser  shall have  received a signed  audit  opinion of  PricewaterhouseCoopers  LLP with respect to the audited  consolidated  financial  statements  of the Company and its  subsidiaries  for the fiscal  year ended June 30,  2003,  which  audit  opinion  shall not  contain  any  explanatory  paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

The Company and the Guarantors will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser reasonably requests.

   7.  Indemnification and Contribution.

(a)      Each of the Company and the  Guarantors  will,  jointly and  severally,  indemnify  and hold  harmless the
         Initial  Purchaser,  its  partners,  directors  and  officers  and each  person,  if any, who controls the
         Initial  Purchaser  within the meaning of Section 15 of the Securities  Act,  against any losses,  claims, damages or liabilities,  joint or several,  to which the Initial  Purchaser may become subject,  under the
         Securities Act or the Exchange Act or otherwise,  insofar as such losses,  claims,  damages or liabilities
         (or actions in respect  thereof)  arise out of or are based upon any untrue  statement  or alleged  untrue statement  of any  material  fact  contained  in the Offering  Document,  or any  amendment or  supplement thereto, or any related preliminary  offering circular,  or arise out of or are based upon the omission or alleged  omission to state therein a material fact necessary in order to make the statements  therein,  in light of the  circumstances  under which they were made,  not  misleading,  including any losses,  claims, damages or liabilities  arising out of or based upon the Company's or any  Guarantor's  failure to perform its  obligations  under Section 5(a) of this Agreement,  and will reimburse the Initial  Purchaser for any legal or other expenses  reasonably  incurred by the Initial Purchaser in connection with investigating or defending any such loss,  claim,  damage,  liability or action as such  expenses are  incurred;  provided, however,  that the neither the  Company  nor any  Guarantor  will be liable in any such case to the extent that any such loss,  claim,  damage or  liability  arises out of or is based upon an untrue  statement  or alleged  untrue  statement in or omission or alleged  omission from any of such documents in reliance upon
         and  in  conformity  with  written  information   furnished  to  the  Company  by  the  Initial  Purchaser
         specifically for use therein,  it being  understood and agreed that the only such information  consists of the information described as such in subsection (b) below.

(b)      The Initial  Purchaser will indemnify and hold harmless the Company,  each Guarantor and their  respective directors  and officers and each person,  if any, who controls the Company and each  Guarantor  within the meaning of Section 15 of the Securities Act, against any losses,  claims,  damages or liabilities to which the  Company  or any  Guarantor  may become  subject,  under the  Securities  Act or the  Exchange  Act or otherwise,  insofar as such losses,  claims,  damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue  statement or alleged untrue  statement of any material fact contained in the Offering Document,  or any amendment or supplement  thereto,  or any related  preliminary  offering circular,  or arise out of or are based upon the  omission  or the  alleged  omission  to state  therein a material fact necessary in order to make the statements  therein,  in the light of the circumstances under which they were made,  not  misleading,  in each case to the  extent,  but only to the  extent,  that such untrue  statement or alleged  untrue  statement or omission or alleged  omission was made in reliance upon
         and  in  conformity  with  written  information   furnished  to  the  Company  by  the  Initial  Purchaser
         specifically for use therein,  and will reimburse any legal or other expenses  reasonably  incurred by the
         Company and any Guarantor in connection  with  investigating  or defending any such loss,  claim,  damage, liability  or action as such  expenses are  incurred,  it being  understood  and agreed that the only such information  furnished by the Initial  Purchaser  consists of the  following  information  in the Offering
         Document:  the fourth,  fifth,  eighth,  ninth,  tenth and eleventh  paragraphs under the caption "Plan of
         Distribution";  provided,  however, that the Initial Purchaser shall not be liable for any losses, claims, damages or liabilities  arising out of or based upon the Company's or any  Guarantor's  failure to perform its obligations under Section 5(a) of this Agreement.

(c)      Promptly after receipt by an  indemnified  party under this Section of notice of the  commencement  of any action,  such  indemnified  party  will,  if a  claim  in  respect  thereof  is to  be  made  against  the indemnifying  party under subsection (a) or (b) above,  notify the indemnifying  party of the commencement thereof;  but the failure to notify the  indemnifying  party shall not relieve it from any liability  that it may  have  under  subsection  (a) or (b)  above  except  to the  extent  that  it has  been  materially prejudiced  (through the  forfeiture of  substantive  rights or defenses) by such  failure;  and provided, further that the failure to notify the  indemnifying  party shall not relieve it from any  liability  that it may have to an indemnified  party  otherwise than under  subsection (a) or (b) above.  In case any such action  is  brought  against  any  indemnified  party  and  it  notifies  the  indemnifying  party  of the commencement  thereof,  the indemnifying party will be entitled to participate  therein and, to the extent that it may wish,  jointly with any other  indemnifying  party similarly  notified,  to assume the defense thereof,  with counsel  satisfactory to such indemnified  party (who shall not, except with the consent of the  indemnified  party, be counsel to the  indemnifying  party),  and after notice from the  indemnifying party to such indemnified party of its election so to assume the defense thereof,  the indemnifying  party will not be  liable  to such  indemnified  party  under  this  Section  for any  legal  or other  expenses subsequently  incurred  by such  indemnified  party in  connection  with the  defense  thereof  other than reasonable costs of investigation.  No indemnifying party shall,  without the prior written consent of the indemnified  party,  effect any  settlement  of any pending or  threatened  action in respect of which any indemnified  party is or could have been a party and  indemnity  could have been sought  hereunder by such indemnified party unless such settlement  includes (i) an unconditional  release of such indemnified party from all  liability  on any claims that are the subject  matter of such action and (ii) does not include a statement  as to or an  admission  of  fault,  culpability  or  failure  to  act  by or on  behalf  of any indemnified party.

(d)      If the  indemnification  provided for in this Section is unavailable or  insufficient  to hold harmless an indemnified  party under  subsection (a) or (b) above,  then each  indemnifying  party shall contribute to the  amount  paid or payable  by such  indemnified  party as a result of the  losses,  claims,  damages or liabilities  referred to in  subsection  (a) or (b) above  (i) in such  proportion  as is  appropriate  to reflect the relative  benefits  received by the Company and the Guarantors on the one hand and the Initial
         Purchaser on the other from the offering of the Offered  Securities or (ii) if the allocation  provided by clause (i) above is not permitted by applicable  law, in such  proportion as is appropriate to reflect not only the  relative  benefits  referred to in clause (i) above but also the  relative  fault of the Company and the  Guarantors  on the one  hand and the  Initial  Purchaser  on the  other  in  connection  with the statements or omissions  which  resulted in such losses,  claims,  damages or  liabilities  as well as any other  relevant  equitable  considerations.  The  relative  benefits  received  by  the  Company  and  the
         Guarantors  on the one hand and the  Initial  Purchaser  on the  other  shall be  deemed to be in the same proportion  as the total net  proceeds  from the  offering  (before  deducting  expenses)  received by the
         Company and the  Guarantors  bear to the total  discounts,  fees and  commissions  received by the Initial
         Purchaser  from the  Company  and the  Guarantors  under  this  Agreement.  The  relative  fault  shall be determined  by  reference  to, among other  things,  whether the untrue or alleged  untrue  statement of a material  fact or the  omission  or alleged  omission  to state a  material  fact  relates to  information supplied by the  Company,  any  Guarantor  or the Initial  Purchaser  and the  parties'  relative  intent, knowledge,  access to  information  and  opportunity  to correct  or  prevent  such  untrue  statement  or omission.  The  amount  paid by an  indemnified  party as a  result  of the  losses,  claims,  damages  or liabilities  referred  to in the first  sentence  of this  subsection  (d) shall be deemed to include  any legal or other expenses  reasonably  incurred by such indemnified  party in connection with  investigating or  defending  any  action or claim  which is the  subject of this  subsection  (d).  Notwithstanding  the provisions of this  subsection  (d), the Initial  Purchaser shall not be required to contribute any amount in  excess of the  amount by which the total  discounts,  fees and  commissions  received  by the  Initial
         Purchaser  exceeds the amount of any damages which the Initial  Purchaser  has otherwise  been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)      The  obligations  of the  Company  and each  Guarantor  under this  Section  shall be in  addition  to any liability  which the Company and each Guarantor may otherwise  have and shall extend,  upon the same terms and  conditions,  to each person,  if any, who  controls the Initial  Purchaser  within the meaning of the
         Securities  Act or the  Exchange  Act; and the  obligations  of the Initial  Purchaser  under this Section shall be in addition to any liability  which the Initial  Purchaser  may otherwise  have and shall extend, upon the same terms and  conditions,  to each person,  if any, who controls the Company and each Guarantor within the meaning of the Securities Act or the Exchange Act.

              8.  Default of Initial Purchaser.  [Intentionally Omitted].

         9.  Survival  of  Certain  Representations  and  Obligations.  The  respective  indemnities,   agreements,
representations,  warranties and other statements of the Company,  the Guarantors or their respective  officers and of the Initial  Purchaser  set forth in or made  pursuant to this  Agreement  will remain in full force and effect, regardless  of any  investigation,  or  statement  as to the results  thereof,  made by or on behalf of the Initial
Purchaser,  the Company,  the Guarantors or any of their respective  representatives,  officers or directors or any controlling  person,  and will survive  delivery of and payment for the Offered  Securities.  If for any reason the purchase of the Offered  Securities by the Initial  Purchaser is not  consummated,  the Company and the  Guarantors shall remain  responsible  for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations  of the  Company,  the  Guarantors  and the Initial  Purchaser  pursuant to  Section 7  shall remain in effect.  If the  purchase of the Offered  Securities  by the Initial  Purchaser is not  consummated  for any reason other  than  solely  because  of the  occurrence  of any event  specified  in clause  (iv),  (v),  (vi) or (vii) of
Section 6(b),  the Company and the Guarantors will reimburse the Initial Purchaser for all  out-of-pocket  expenses
(including fees and  disbursements of counsel)  reasonably  incurred by them in connection with the offering of the
Offered Securities.

         10.  Notices.  All  communications  hereunder  will be in writing  and, if sent to the  Initial  Purchaser will be mailed,  delivered  or  telegraphed  and  confirmed  to the Initial  Purchaser  at Eleven  Madison  Avenue,
New York,  New  York  10010-3629,  Attention:  Transactions  Advisory  Group,  or,  if sent to the  Company  or any
Guarantor,  will be mailed, delivered or telegraphed and confirmed to it at O'Sullivan Industries,  Inc., 1900 Gulf
Street, Lamar, Missouri 64759-1899,  Attention:  General Counsel; provided, however, that any notice to the Initial
Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser.

         11.  Successors.  This  Agreement  will inure to the benefit of and be binding upon the parties hereto and their respective  successors and the controlling  persons  referred to in Section 7,  and no other person will have any right or  obligation  hereunder,  except that  holders of Offered  Securities  shall be entitled to enforce the agreements  for their  benefit  contained in the second and third  sentences  of  Section 5(b)  hereof  against the
Company and the Guarantors as if such holders were parties hereto.

         12.  Representation of Initial Purchaser.  [Intentionally Omitted].

         13.  Counterparts.  This Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14.  Applicable  Law. This Agreement  shall be governed by, and construed in accordance  with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company and each Guarantor  hereby submit to the  non-exclusive  jurisdiction of the Federal and state courts in the Borough of  Manhattan  in The City of New York in any suit or  proceeding  arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Initial Purchaser  understanding of our agreement,  kindly sign and return to the Company one of the  counterparts  hereof,  whereupon it will become a binding  agreement  between the Company, the Guarantors and the Initial Purchaser in accordance with its terms.

                                            Very truly yours,

                                                     O'SULLIVAN INDUSTRIES, INC.

                                                     By:
                                                            Name:
                                                            Title:

                                                     O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                                     By:
                                                            Name:
                                                            Title:

                                                     O'SULLIVAN INDUSTRIES - VIRGINIA, INC.

                                                     By:
                                                            Name:
                                                            Title:

                                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                                     By:
                                                            Name:
                                                            Title:

The  foregoing  Purchase  Agreement  is hereby  confirmed  and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON LLC

     By:
              Name:
              Title:

                                                    SCHEDULE I

                                                                                 Principal Amount of
         Initial Purchaser                                                       Offered Securities
Credit Suisse First Boston LLC ..........................................                   $100,000,000

                           Total .......................................                    $100,000,000

                                                    SCHEDULE II

                                                   SUBSIDIARIES

O'Sullivan Industries - Virginia, Inc.

O' Sullivan Furniture Factory Outlet, Inc.

                                                     EXHIBIT A

                                          OPINION OF KIRKLAND & ELLIS LLP